Exhibit 5.24

[WOMBLE CARLYLE SANDRIDGE & RICE Letterhead]

March 28, 2011

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, Texas 75234

Re:    Exchange Offer re: Issuance of Notes by ClubCorp Club Operations, Inc.

Ladies and Gentlemen:

We have acted as North Carolina and South Carolina counsel to Indigo Run Asset Corp., a South Carolina corporation (“Indigo”), Manager for CCHH, Inc., a South Carolina corporation (“CCHH”), Woodside Plantation Country Club, Inc., a South Carolina corporation (“Woodside”), and Harbour Club of Charleston, Inc., a South Carolina corporation (“Harbour”), The Manager of the Owner’s Club, Inc., a South Carolina corporation (“MOCI”), The Owner’s Club at Hilton Head, L.P., a South Carolina limited partnership (“OCHH”), Columbia Capital City Club Corp., a South Carolina corporation (“Columbia”), Piedmont Golfers’ Club LLC, a South Carolina limited liability company (“Piedmont”), The Commerce Club, Inc., a South Carolina corporation (“Commerce”), Capital City Club of Raleigh, Inc., a North Carolina corporation (“Raleigh”), Piedmont Club, Inc., a North Carolina corporation (“Piedmont Club”), and UNC Alumni Club Management, Inc., a North Carolina corporation (“Alumni”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), the Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”) and the issuance by the Guarantors and the other guarantors of the Guarantees (each, a “Guaranty” and collectively, the “Guarantees”) with respect to the Exchange Notes. The Exchange Notes will be issued under, and the Guarantees are issued as provided in, an indenture dated as of November 30, 2010 (the “Indenture”), among the Company, the guarantors named therein (including the Guarantors) and Wilmington Trust FSB, as trustee. The Company will offer the Exchange Notes and the Guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and the related guarantees (the “Notes Offering”). Indigo, CCHH, Woodside, Harbour, MOCI, OCHH, Columbia, Piedmont and Commerce are referred to collectively as the “South Carolina Entities”. Raleigh, Piedmont Club and Alumni are hereinafter referred to collectively as the “North Carolina Entities”. The South Carolina Entities and the North Carolina Entities are referred to collectively herein as the “Guarantors”.

For purposes of rendering this opinion, we have examined a copy of the Indenture, which Indenture has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have reviewed the organizational documents listed below, which the Guarantors have represented to us are the only documents pursuant to which they are currently organized and/or which govern their affairs with respect to the Notes Offering (excluding Certificates of Existence, collectively, the “Organizational Documents”). In this regard we have assumed with your permission that the Organizational Documents were duly authorized by all necessary action and were executed and delivered by the persons authorized to do so:

(i)                                     With respect to Indigo:

(a)          Amended and Restated Articles of Incorporation of Indigo attached to the officer’s certificate of Indigo dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended and Restated Bylaws of Indigo attached to the officer’s certificate of Indigo dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of South Carolina, dated March 16, 2011.

(ii)                                  With respect to CCHH:

(a)          Amended and Restated Articles of Incorporation of CCHH attached to the officer’s certificate of CCHH dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended and Restated Bylaws of CCHH attached to the officer’s certificate of CCHH dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(a)          Certificate of Existence issued by the Secretary of State of South Carolina, dated March 16, 2011.

(iii)                               With respect to Woodside:

(a)          Amended and Restated Articles of Incorporation of Woodside attached to the officer’s certificate of Woodside dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended and Restated Bylaws of Woodside attached to the officer’s certificate of Woodside dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of South Carolina, dated March 16, 2011.

(iv)                              With respect to Harbour:

(a)          Amended and Restated Articles of Incorporation of Harbour attached to the officer’s certificate of Harbour dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Bylaws of Harbour attached to the officer’s certificate of Harbour dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of South Carolina, dated March 16, 2011.

(v)                                 With respect to MOCI:

(a)          Articles of Incorporation of MOCI attached to the officer’s certificate of MOCI dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended and Restated Bylaws of MOCI attached to the officer’s certificate of MOCI dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of South Carolina, dated March 16, 2011.

(vi)                              With respect to OCHH:

(a)          Certificate of Limited Partnership of OCHH, and all amendments thereto, attached to the officer’s certificate of OCHH dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended Limited Partnership Agreement of OCHH attached to the officer’s certificate of OCHH dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of South Carolina, dated March 16, 2011.

(vii)                           With respect to Columbia:

(a)          Amended and Restated Articles of Incorporation of Columbia attached to the officer’s certificate of Columbia dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended and Restated Bylaws of Columbia attached to the officer’s certificate of Columbia dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of South Carolina, dated March 16, 2011.

(viii)                        With respect to Piedmont:

(a)          Articles of Organization of Piedmont, and all amendments thereto, attached to the officer’s certificate of Piedmont dated

November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Third Amended and Restated Limited Liability Company Agreement of Piedmont attached to the officer’s certificate of Piedmont dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of South Carolina, dated March 16, 2011.

(ix)                                With respect to Commerce:

(a)          Amended and Restated Articles of Incorporation of Commerce attached to the officer’s certificate of Commerce dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended and Restated Bylaws of Commerce attached to the officer’s certificate of Commerce dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of South Carolina, dated March 16, 2011.

(x)                                   With respect to Raleigh:

(a)          Articles of Restatement of Raleigh attached to the officer’s certificate of Raleigh dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended and Restated Bylaws of Raleigh attached to the officer’s certificate of Raleigh dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)               Certificate of Existence issued by the Secretary of State of North Carolina on March 14, 2011.

(xi)                                With respect to Piedmont Club:

(a)          Articles of Restatement of Piedmont Club attached to the officer’s certificate of Piedmont Club dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended and Restated Bylaws of Piedmont Club attached to the officer’s certificate of Piedmont Club dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of North Carolina on March 14, 2011.

(xii)                             With respect to Alumni:

(a)          Articles of Restatement of Alumni attached to the officer’s certificate of Alumni dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(b)         Amended and Restated Bylaws of Alumni attached to the officer’s certificate of Alumni dated November 30, 2010, which was delivered to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion.

(c)          Certificate of Existence issued by the Secretary of State of North Carolina on March 14, 2011.

We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of excerpts from the corporate and partnership records and manager resolutions, as the case may be, of the Guarantors, as attached to the Officer’s Certificate dated November 30, 2010, delivered by each to this Firm in connection with opinions rendered by this Firm on November 30, 2010, and on which this Firm is entitled to rely in connection with this opinion (the “Authorizing Resolutions”).

We have also reviewed and relied upon the e-mail correspondence attached hereto as Exhibit A from Amber Ferguson Imhoff, Associate Counsel of ClubCorp USA, Inc., with respect to the continued effectiveness of the Authorizing Resolutions and the Organizational Documents, and such certificates of representatives of the Guarantors as to factual matters, certificates of public officials and other instruments, documents and agreements as a basis for the opinions set forth below. In addition, we have relied as to factual matters upon the representations, warranties and certifications contained in the Indenture and in the Registration Statement.

Whenever any opinion below as to the existence or absence of facts is qualified by the phrase “to our knowledge,” such phrase indicates only that the lawyers of this Firm substantively involved in the representation of the Guarantors in connection with the Notes Offering have no actual knowledge of the existence or absence of such facts. Except to the extent expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of any such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Guarantors.

Except to the extent otherwise set forth above, for purposes of this opinion, we have not made an independent review of any agreements, instruments, writs, orders, judgments, rules or other regulations which may have been executed by, or which may now be binding upon, any of the Guarantors or which may affect their respective assets, nor have we undertaken to review our internal files or any files of any of the Guarantors, relating to transactions to which the Guarantors may be a party, or to discuss their transactions or business with any other lawyers in our Firm or with any other representatives of any of the Guarantors.

We draw your attention to the fact that certain members and employees of this Firm may have membership interests in the clubs operated by one or more Guarantors.

Additional Assumptions

In rendering this opinion, we have assumed, with your express permission and without independent verification or investigation, each of the following:

(a)                             Each of the respective parties thereto (other than the Guarantors) has the full right, power and authority to execute, deliver and perform all of its obligations under the Indenture and all other documents required or permitted to be executed, delivered and performed thereunder and has taken all necessary action to enter into, and has duly executed and delivered, each such document.

(b)                            All natural persons executing the Indenture have the legal capacity to do so; all signatures on all documents submitted to us are genuine; all documents submitted to us as originals are authentic; all certificates of public officials and representatives of the Guarantors and the Company have been properly issued and are accurate; and all documents submitted to us as copies conform to the original documents, which themselves are authentic.

(c)                             The Indenture has been duly executed and delivered by the Company and Citigroup Global Markets Inc. through the persons authorized to do so.

Opinions

Based upon the foregoing assumptions and subject to the qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.                                       Each of Indigo, CCHH, Woodside, Harbour, MOCI, Columbia and Commerce (the “South Carolina Corporations”) is a corporation in existence under the laws of the State of South Carolina with the corporate power to execute and deliver the Indenture and perform its obligations thereunder. Each of the South Carolina Corporations has authorized the execution and delivery of the Indenture, including its Guaranty included therein, by all necessary corporate action. In rendering our opinion that each of the South Carolina Corporations is a corporation in existence under the laws of the State of South Carolina, we have relied solely upon Certificates of Existence with respect to each South Carolina Corporation issued by the Secretary of State of South Carolina, dated March 16, 2011.

2.                                       Piedmont is a limited liability company in existence under the laws of the State of South Carolina with the power under its Organizational Documents and the South Carolina Limited Liability Company Act (the “SC LLC Act”) to execute and deliver the Indenture and perform its obligations thereunder. Piedmont has authorized the execution and delivery of the Indenture, including its Guaranty included therein, by all necessary action under its Organizational Documents and the SC LLC Act. In rendering our opinion that Piedmont is a limited liability company in existence under the laws of the State of South Carolina, we have relied solely upon a Certificate of Existence with respect to Piedmont issued by the Secretary of State of South Carolina, dated March 16, 2011.

3.                                       OCHH is a limited partnership in existence under the laws of the State of South Carolina with the power under its Organizational Documents and the South Carolina Uniform Limited Partnership Act (the “SC Partnership Act”) to execute and deliver the Indenture and perform its obligations thereunder. OCHH has authorized the execution and delivery of the Indenture, including its Guaranty included therein, by all necessary action under its Organizational Documents and the SC Partnership Act. In rendering our opinion that OCHH is a limited partnership in existence under the laws of the State of South Carolina, we have relied solely upon a Certificate of Existence with respect to OCHH issued by the Secretary of State of South Carolina, dated March 16, 2011.

4.                                       Each of the North Carolina Entities is a corporation in existence under the laws of the State of North Carolina with the corporate power to execute and deliver the Indenture and perform its obligations thereunder. Each of the North Carolina Entities has authorized the execution and delivery of the Indenture, including its Guaranty included therein, by all necessary corporate action. In rendering our opinion that each of the North Carolina Entities is a corporation in existence under the laws of the State of North Carolina, we have relied solely upon Certificates of Existence with respect to the North Carolina Entities issued by the Secretary of State of North Carolina, dated March 14, 2011.

5.                                       The Indenture has been duly executed and delivered by each of the Guarantors.

6.                                       The Guarantees have been duly issued by each of the Guarantors.

7.                                       The execution and delivery by each of the Guarantors of the Indenture and the consummation by the Guarantors of the transactions provided for therein do not violate their respective Organizational Documents.

8.                                       The execution and delivery by each of the Guarantors of the Indenture and the consummation by the Guarantors of the transactions provided for therein do not violate any applicable North Carolina or South Carolina law or, to our knowledge, any applicable order, writ, injunction, decree or ruling of any North Carolina or South Carolina court or governmental authority that is binding on the Guarantors.

This opinion is limited to the laws of the States of North Carolina and South Carolina, excluding the following legal issues or the application of any such laws or regulations to the matters on which our opinions are referenced: (i) securities and broker-dealer laws; (ii) the local laws of the State of North Carolina and the State of South Carolina (i.e., the statutes, ordinances, the administrative decisions and the rules and regulations of counties and municipalities of the States of North Carolina and South Carolina); (iii) antitrust and unfair competition laws and regulations; (iv) tax laws and regulations; (v) regulatory laws and regulations applicable to any entity as a result of its nonprofit status or solely because of the business in which it is engaged; (vi) environmental laws and regulations; (vii) employee benefit laws and regulations; (viii) banking regulatory laws; and (ix) laws, rules and regulations relating to money laundering and terrorist groups (including any requirements imposed under the USA Patriot Act of 2001, as amended). We are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered solely to the Company in connection with the Notes Offering and may be relied upon only by the Company and your counsel, Simpson Thacher & Bartlett LLP, in connection with the filing of the Registration Statement. This opinion may not be quoted in whole or in part or relied upon by any other party or for any other purpose other than the purposes herein stated without our prior written consent.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

Yours very truly,

WOMBLE CARLYLE SANDRIDGE & RICE
A Professional Limited Liability Company

/s/ Womble Carlyle Sandridge & Rice, pllc

KGC

HKM

EXHIBIT A

Harris, Jennifer

From: Toy, James
Sent: Monday, March 14, 2011 3:13 PM
To: ‘Avriett, Jennifer’
Cc: Fisher, Brian; Carroll, Ken
Subject: FW: ClubCorp - Local Counsel Opinion Confirmations

Jennifer,

Please see my questions and the ClubCorp responses below.  Thanks.

Jimmy

From: Amber.Imhoff@clubcorp.com [mailto:Amber.Imhoff@clubcorp.com]
Sent: Monday, March 14, 2011 12:09 PM
To: Toy, James
Cc: Ingrid.Keiser@clubcorp.com
Subject: Re: ClubCorp - Local Counsel Opinion Confirmations

(i) Neither the Company nor any of the co-registrants have modified or passed any other resolutions regarding the exchange offer or the notes.

(ii) Neither the Company nor any of the co-registrants have modified or amended their organization documents since November 30, 2010.

Amber Ferguson Imhoff
Associate Counsel
ClubCorp USA, Inc.
3030 LBJ Freeway, Suite 600
Dallas, Texas  75234
Direct:  (972) 406-4153
Fax:  (972) 888-6271
amber.imhoff@clubcorp.com

From:	“Toy, James” <JToy@stblaw.com>
To:	“Amber Ferguson Imhoff (amber.imhoff@clubcorp.com)” <amber.imhoff@clubcorp.com>
Date:	03/14/2011 02:01 PM
Subject:	ClubCorp - Local Counsel Opinion Confirmations

Amber,

Some local counsel have requested confirmation from the Company that the co-registrants (i) have not modified or passed any other resolutions regarding the exchange offer or the notes, aside from the resolutions included in the officer’s certificates, dated November 30, 2010, and (ii) have not modified or amended their organization documents (charter, bylaws or equivalent) since those included in the officer’s certificates, dated November 30, 2010.

Could you please confirm by responding to this email, and I will forward on?

Thanks,
Jimmy

James Toy
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California  94304

Tel:  (650) 251-5051
Fax: (650) 251-5002
jtoy@stblaw.com